Registration No. 333-186461

As filed with the Securities and Exchange Commission on April 24 , 2013

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.

Amendment No. 1 to
FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SEDITION FILMS INC.
(Exact name of registrant as specified in its charter)

Nevada	7819	99-0378854
(State or jurisdiction of incorporation or organization)	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number

Ground Floor Suite 37 Netherhall Gardens, London NW3 5RL United Kingdom Tel: (44)-785-909-1084	Business Fillings Incorporated Excelsior 8040 Excelsior Drive Suite 200 Madison, WI 53717 Tel: 1-800-981-7183
(Address and telephone number of registrant's executive office)	(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company: in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

(Do not check if a smaller reporting company)

Calculation of registration fee

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE (2)
Common Stock(1)	1,413,400	$0.04 per share(2)	$ 56,536	7.71 *

(1)	Represents shares currently outstanding to be sold by the selling shareholders.

(2)
The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457 (a). Our common stock is not traded and any national exchange and in accordance with Rule 457 (a), the offering price was determined by the price shares were sold to the selling security holders in private placement transactions. The selling shareholders may sell shares of our common stock only at a fixed price of $0.04 per share until, if at all, our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $0.04 has been arbitrarily determined. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

*	Previously paid

The registrant hereby amends this Registration Statement on such a date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a), of the Securities Act OF 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to section 8(a), may determine.

Preliminary prospectus subject to completion dated ___, 2013

Prospectus

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the securities and exchange commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED _______, 2013

SEDITION FILMS INC.

1,413,400 shares

Common stock

This prospectus relates to the resale of 1,413,400 shares of common stock, par value $0.001, of Sedition Films Inc. which are issued and outstanding and held by persons who are shareholders of Sedition Films Inc.

Our common stock is presently not traded on any market or securities exchange. The 1,413,400 shares of our common stock may be sold by selling security holders only at a fixed price of $0.04 per share until, if at all, our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $0.04 has been arbitrarily determined. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA, for our common stock to be eligible for trading on the Over the Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

We are a development stage company with nominal operations and assets . As a result, we are considered a shell company under Rule 405 of the Securities Act and are subject to additional regulatory requirements as a result of this status, including limitations on our shareholder’s ability to re-sell their shares in our company, as well as additional disclosure requirements. Accordingly, investors should consider our shares to be a high-risk and illiquid investment. Refer to the section entitled “Risk Factors” on pages 9-15 .

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The purchase of the securities offered through this prospectus involves a high degree of risk.  See section entitled "risk factors" on pages 9 - 15.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the securities and exchange commission is declared effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

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The Date of This Prospectus Is: ______, 2013

Dealer Prospectus Delivery Obligation

Until ________________2013, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY

As used in this prospectus, unless the context otherwise requires, “we,” “us,” “our,” and “Sedition Films Inc.” Refers to Sedition Films Inc. The following summary is not complete and does not contain all of the information that may be important to you.  You should read the entire prospectus before making an investment decision to purchase our common stock.

Our business

General

Sedition Films Inc. is a development stage film and television production company based in London, U.K. We were registered in the State of Nevada on May 17, 2011 under the name Renaissance Films Inc . On September 26, 2011 company changed it s name to Sedition Films Inc. We intend to earn profit from selling films. We are planning to produce documentary films, anywhere from 23 minutes (to fit a 30 minute commercial television slot) to a two part series of 60-minute episodes. A documentary is a factual piece of filmmaking, which is relatively cheap to produce (compared to a feature film movie).  The production costs include the price of equipment, edit-suite hire and the payment of a fee to a filmmaker.

A documentary is a factual piece of filmmaking, which is relatively cheap to produce (compared to a feature film movie).  The production costs include the price of equipment, edit-suite hire and the payment of a fee to a filmmaker.

Our plan is to produce following particular films:

1. Kosovo the Mafia State: An investigative documentary fronted by respected British journalist Neil Clarke, which examines the grisly but lucrative illegal trade in human organs by current Kosovo Prime Minister and ex guerrilla commander, Hashim Thaki.

2. The unstoppable Rise of Tyson Fury: We will follow the fearsome and charismatic, 6 ft 9, Irish/gypsy fighter, Tyson Fury, in his quest to become the heavyweight boxing champion of the world.

The company held dialogs with relevant agents in Kosovo region who will be crucial to the success of our shoot of the Kosovo the Mafia State film. We have also been in negotiations with promotional team of Mr. Tyson Fury to secure access to his next fight. Company is trying to secure filming access without having to pay upfront fee.

To date we have not received any commissions to produce any films nor have we produced any documentary films yet and we haven’t generated any revenues.

The estimated amount of funds we will need to commence operations and produce the two pilot films in the next twelve month is $25,399.

To date we have registered our corporation and brought the company to a good standing with the state of Nevada. We have built a business plan together with a planned out 12 month Plan of Operations. Company has made a contract with Emile Lawrence . P ursuant to the terms of the agreement,   Emile Lawrence is to provide three songs for use in a film 'Kosovo the Mafia State' for a fee of $1,800. The agreement also gives Sedition Films full rights to exploit the songs. Our company has also bought an Internet domain name and has also purchased some assets in a form of electronic and filming equipment.  Currently, we are proceeding with development of our company website and conducting market research related to the industry, we have researched government regulations related to our proposed business. Our cash on hand as of April 24 , 2013 is 8,727.62, our monthly burn rate pre-offering is approximately $1,130 and our post-offering bur rate is estimated to be $2,120. Without any additional capital generated, taking the average of this two rates, we estimate that the company will run out of funds by August 2013.

Our principal executive office is located at the ground floor suite, 37 Netherhall Gardens in London, United Kingdom NW3 5RL. Our telephone number is (44)-785-909-1084, and our registered agent for service of process is the Business Fillings Incorporated, located at 8040 Excelsior Drive, Suite 200, Madison WI 53717.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

The Offering:

Securities offered:	1,413,400 shares of common stock, par value $.001

Offering price :
The selling security holders purchased their shares of common stock from the Company at the price of $0.002 and $0.03 per share and will be offering their shares of common stock at an arbitrarily determined price of $0.04 per share. This is a fixed price at which the selling security holders may sell their shares until, if at all, our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices.

Shares outstanding prior to offering:	5,413,400 shares of common stock.

Shares outstanding after offering:	5,413,400 shares of common stock.

Market for the common shares:
There has been no market for our securities.  Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the FINRA for our common stock to eligible for trading on the Over The Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such application.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Use of proceeds:	We will not receive any proceeds from the sale of shares by the selling security holders.

Going Concern Considerations:
As reflected in the accompanying financial statements, the Company is in the development stage and has a net loss of $5,696 for the period from May 17, 2011 (inception) to October 31, 2012. This raises substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent on our ability to raise additional capital and implement our business plan.

Summary Risk Factors:
Investing in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties as described under “Risk Factors,” the other information contained in this prospectus and our financial statements and the related notes before you decide whether to invest in our common stock.

Summary Financial Information

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

As of January 31, 2013 (unaudited)
Balance Sheet
Total Assets	$11,553
Total Liabilities	$160
Stockholders' Equity	$11.393

Period from May 17, 2011 (date of inception)
to January 31, 2013 (unaudited)
Income Statement
Revenue	$0
Total Expenses	$8,127
Net Loss	$(8,127)

As of April 30, 2012 (audited)
Balance Sheet
Total Assets	$2,740
Total Liabilities	$0
Stockholders' Equity	$2,740

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus before deciding to invest in our company. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment.

If we do not obtain additional financing, our business will fail.

We anticipate that additional funding might be needed or various expenses including general administrative expenses and marketing costs. We have generated no revenue from operations since inception.

In order to commence our business operations, we anticipate that we will have to raise additional funding. If we are not able to raise the capital necessary to fund our business objectives, we may have to delay the implementation of our business plan.

We do not currently have any arrangements for financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. The most likely source of future funds available to us is through the sale of additional shares of common stock or advances from our director.

Our independent auditor has issued a going concern opinion after reviewing our financial statements; our ability to continue is dependent on our ability to raise additional capital and our operations could be curtailed if we are unable to obtain required additional funding when needed.

We will be required to expend substantial amounts of working capital in order to acquire and market our proposed products and establish the necessary relationships to implement our business plan. We were incorporated on May 17, 2011. Our operations to date were funded entirely by capital raised from our private offering of securities. Notwithstanding the offering, we will continue to require additional financing to execute our business strategy.  We are totally dependent on external sources of financing for the foreseeable future, of which we have no commitments. Our failure to raise additional funds in the future will adversely affect our business operations, and may require us to suspend our operations, which in turn may result in a loss to the purchasers of our common stock. We are entirely dependent on our ability to attract and receive additional funding from either the sale of securities or outside sources such as private investment or a strategic partner. We currently have no firm agreements or arrangements with respect to any such financing and there can be no assurance that any needed funds will be available to us on acceptable terms or at all. The inability to obtain sufficient funding of our operations in the future could restrict our ability to grow and reduce our ability to continue to conduct business operations. After reviewing our financial statements, our independent auditor issued a going concern opinion and our ability to continue is dependent on our ability to raise additional capital. If we are unable to obtain necessary financing, we will likely be required to curtail our development plans which could cause us to become dormant. Any additional equity financing may involve substantial dilution to our then existing stockholders.

We lack an operating history and have not generated any revenues to date. There is no assurance our future operations will result in revenues. If we cannot generate sufficient revenues to operate profitably, we may have to cease operations.

We were incorporated in May 17, 2011 and we have business operations which can not be defined as substantial. We do not have significant operating history upon which an evaluation of our future success or failure can be made. Our net loss from inception to January 31, 2013 is $8,127 of which $226 is for miscellaneous expenses, $1,938 is for studio projects expenses and depreciation expense of $648, professional fees of  $5,167 and bank service charges of $ 148. Our ability to achieve and maintain profitability and positive cash flow is dependent upon our ability to earn profit by attracting enough clients who will buy our product or services.

We cannot guarantee that we will be successful in generating revenues and profit in the future. Failure to generate revenues and profit will cause us to suspend or cease operations.

Because we are considered to be a “shell company” under applicable securities rules, investors may not be able to rely on the resale exemption provided by Rule 144 of the Securities Act. As a result, investors may not be able to re-sell our shares and could lose their entire investment.

We are considered to be a “shell company” under Rule 405 of Regulation C of the Securities Act. A “shell company” is a company with either no or nominal operations or assets, or assets consisting solely of cash and cash equivalents. As a result, our investors are not allowed to rely on Rule 144 of the Securities Act for a period of one year from the date that we cease to be a shell company. Because investors may not be able to rely on an exemption for the resale of their shares other than Rule 144, and there is no guarantee that we will cease to be a shell company, they may not be able to re-sell our shares in the future and could lose their entire investment as a result.

Because we are considered to be a “shell company” under applicable securities rules, we are subject to additional disclosure requirements if we acquire or dispose of significant assets in the course of our business. We will incur additional costs in meeting these requirements, which will adversely impact our financial performance and, therefore, the value of your investment.

Because we are considered to be a “shell company” under Rule 405 of Regulation C of the Securities Act, we are subject to additional disclosure requirements if we entered into a transaction which results in a significant acquisition or disposition of assets. In such a situation, we must provide prospectus-level, detailed disclosure regarding the transaction, as well as detailed financial information. In order to comply with these requirements, we will incur additional legal and accounting costs, which will adversely impact our results of operations. As a result, the value of an investment in our shares may decline as a result of these additional costs.

Rule 144 Safe Harbour is unavailable for the resale of shares issued by us unless and until we cease to be a shell company and have satisfied the requirements of Rule 144(i)(1)(2)

We are a “shell company” as defined by Rule 12b-2 promulgated under the Exchange Act. Accordingly, the securities in this offering can only be resold through registration under the Securities Act, meeting the safe harbor provisions of paragraph (i) of Rule 144, or in reliance upon Section 4(1) of the Securities Act of 1933 for non-affiliates.

Rule 144 safe harbor is unavailable for the resale of shares issued by us unless and until we have ceased to be a shell company and have satisfied the requirements of Rule 144(i)(1)(2).

The SEC has adopted final rules amending Rule 144 which became effective on February 15, 2008. Pursuant to Rule 144, one year must elapse from the time a "shell company", as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, ceases to be a "shell company" and files Form 10 information with the SEC, during which time the issuer must remain current in its filing obligations, before a restricted shareholder can resell their holdings in reliance on Rule 144.

The term "Form 10 information" means the information that is required by SEC Form 10, to register under the Exchange Act each class of securities being sold under Rule 144. The Form 10 information is deemed filed when the initial filing is made with the SEC. Under Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or a company that was at anytime previously a reporting or non-reporting shell company, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Because our officer and director has other business interests, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Mr. Lawrence intends to commit 20% to 25% of his business time to our affairs at the beginning and has agreed to devote more of his time to our business matters when it will be required – when our operations expand. Because our officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to them. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

Because we have only one officer and director who may have not enough experience and formal training in financial accounting and management, our business has a high risk of failure.

We have only one officer and director. He has no formal training in financial accounting and management; however, he is responsible for our managerial and organizational structure, which will include preparation of disclosure and accounting controls. While Mr. Lawrence has no formal training in financial accounting matters, he has been reviewing the financial statements that have been audited and reviewed by our auditors and included in this prospectus. When the disclosure and accounting controls referred to above are implemented, he will be responsible for the administration of them. Because he may not have sufficient experience and training he may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC and he may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified consultants. Consequently our operations, earnings and ultimate financial success may suffer irreparable harm as a result and you could lose your investment.

We may be exposed to potential risks and significant expenses resulting from the requirements under section 404 of the Sarbanes-Oxley Act of 2002.

If we become registered with the SEC, we will be required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting. We expect to incur significant continuing costs, including accounting fees and staffing costs, in order to maintain compliance with the internal control requirements of the Sarbanes-Oxley Act of 2002. Development of our business will necessitate ongoing changes to our internal control systems, processes and information systems. Currently, we have no employees. We do not intend to develop or manufacture any products, and consequently have no products in development, manufacturing facilities or intellectual property rights. As we develop our business, obtain regulatory approval, hire employees and consultants and seek to protect our intellectual property rights, our current design for internal control over financial reporting will not be sufficient to enable management to determine that our internal controls are effective for any period, or on an ongoing basis. Accordingly, as we develop our business, such development and growth will necessitate changes to our internal control systems, processes and information systems, all of which will require additional costs and expenses.

In the future, if we fail to complete the annual Section 404 evaluation in a timely manner, we could be subject to regulatory scrutiny and a loss of public confidence in our internal controls. In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations.

However, as an “emerging growth company,” as defined in the JOBS Act, our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an emerging growth company. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

Because our director owns 73.9 % of our issued and outstanding common stock, he can make and control corporate decisions that may be disadvantageous to minority shareholders.

Our director, Mr. Jesse Lawrence owns approximately 73.9% of the outstanding shares of our common stock. Accordingly, he will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations, and the sale of all or substantially all of our assets. He will also have the power to prevent or cause a change in control. The interests of our director may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

Because our officer is our sole director, he will determine his compensation, and there may not be funds available to grow our business.

Because our officer is our sole director, he has sole discretion to determine his compensation. If he determines his future compensation to be substantial, we may not have any funds left over to grow our business and our operations will be affected negatively.

If Jesse Lawrence, our sole officer and director, should resign or die, we will not have a chief executive officer.  This could result in our operations suspending, and you could lose your investment.

We depend on the services of our officer and director Jesse Lawrence for the future success of our business. The loss of the services of Mr. Lawrence could have an adverse effect on our business, financial condition and results of operations. If he should resign or die we will not have a chief executive officer. If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended. In that event it is possible you could lose your entire investment. We do not carry any key personnel life insurance policies on Mr. Lawrence and we do not have a contract for his services.

U.S. investors may experience difficulties in attempting to effect service of process and to enforce judgments based upon U.S. federal securities laws against the company and its non-U.S. resident officer and director.

While we are organized under the laws of State of Nevada, our office and director is non-U.S. resident. Consequently, it may be difficult for investors to affect service of process on Mr. Lawrence in the United States and to enforce in the United States judgments obtained in United States courts against Mr. Lawrence based on the civil liability provisions of the United States securities laws.  Since all our assets will be located outside of U.S., it may be difficult or impossible for U.S. investors to collect a judgment against us.  As well, any judgment obtained in the United States against us may not be enforceable in the United States.

Our business can be effected by currency rate fluctuations as we may receive payments and incur expenses in foreign currency.

We may receive some of our earnings in US currency. However, some of our clients might pay us in foreign currency. Also, as our operations are based in London, some of our expenses will be incurred in pounds sterling.  If we are not able to successfully protect ourselves against currency fluctuations, then our profits will also fluctuate and could cause us to be less profitable or incur losses, even if our business is doing well.

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

There is currently no market for our common stock and we can provide no assurance that a market will develop. We plan to apply for listing of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement, of which this prospectus forms a part.  However, we can provide investors with no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.  If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock.  In such a case, shareholders may find that they are unable to achieve benefits from their investment.

Our shares of common stock are subject to the “penny stock’ rules of the securities and exchange commission and the trading market in our securities will be limited, which will make transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks.”  Penny stocks generally are equity securities with a price of less than $5 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).  Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market.  A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account.  In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules.  If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

If our shares of common stock commence trading on the OTC Bulletin Board, the trading price will fluctuate significantly and stockholders may have difficulty reselling their shares.

As of the date of this Registration Statement, our common stock does not yet trade on the Over-the-Counter Bulletin Board. If our shares of common stock commence trading on the Bulletin Board, there is a volatility associated with Bulletin Board securities in general and the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock: (i) disappointing results from our discovery or development efforts; (ii) failure to meet our revenue or profit goals or operating budget; (iii) decline in demand for our common stock; (iv) downward revisions in securities analysts' estimates or changes in general market conditions; (v) technological innovations by competitors or in competing technologies; (vi) lack of funding generated for operations; (vii) investor perception of our industry or our prospects; and (viii) general economic trends.

Any additional funding we arrange through the sale of our common stock will result in dilution to existing shareholders.

We must raise additional capital in order for our business plan to succeed. Our most likely source of additional capital will be through the sale of additional shares of common stock. Such stock issuances will cause stockholders' interests in our company to be diluted. Such dilution will negatively affect the value of investors’ shares.

We do not expect to pay dividends in the foreseeable future.

We have never paid any dividends on our common stock.  We do not expect to pay cash dividends on our common stock at any time in the foreseeable future.  The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider.  Since we do not anticipate paying cash dividends on our common stock, a return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

Our sole officer and director has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting.

We have never operated as a public company. Jesse Lawrence, our sole officer and director has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected. Our inability to operate as a public company could be the basis of losing your entire investment in us.

We will incur on-going costs and expenses for SEC reporting and compliance. Without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. Being a public company having a legal and accounting expenses and paying Transfer Agent and Edgar fees we may incur cost of $10,000 a year. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

As an ”emerging growth company” under the Jobs Act, we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

-	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
-
comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

-	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and
-
disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We may not be able to secure commission from a television broadcaster.

Sedition Films Inc. could face a failure in landing a commission from a broadcaster, it would be a set back for the business and would signify that Sedition Films Inc. is yet to be recognized as a cogent production company. This would adversely affect the ability of our firm to advertise our films, raise money, and enter advantageous deals with other established partners. Without the funding from the commission we will have to search for other ways to raise financing for our films. At the present there are no such arrangements secured.

The Offering

This prospectus relates to the resale by certain selling security holders of the Company of up to 1,413,400 shares of our common stock.  Such shares were offered and sold by us at purchase prices of $0.02 and $0.03 per share to the selling security holders in a fully subscribed private placements completed in August 2012 pursuant to the exemptions from registration under the Securities Act provided by Regulation S of the Securities Act. The Company raised $15,520 in gross proceeds, which were used for working capital purposes. The selling security holders will be offering the shares of common stock being covered by this prospectus at a fixed price of $0.04 per share until a market develops, if at all, and thereafter at prevailing market prices or privately negotiated prices.

Forward-Looking Statement

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Use of Proceeds

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Determination of Offering Price

The selling security holders will be offering the shares of common stock being covered by this prospectus at a fixed price of $0.04 per share until a market develops, if at all, and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $.04 has been arbitrarily determined by us by adding a $0.01 premium to the last sale price of our common stock to investors.

Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. Because we have no significant operating history, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

Dilution

“Dilution” represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. “Net tangible book value” is the amount that results from subtracting total liabilities and intangible assets from total assets. In this instance, the Company is not offering new shares nor will it receive any proceeds from the offering.  As a result, there is no dilution arising from the offering.

Selling Shareholders

The following table sets forth the shares beneficially owned, as April 24, 2013, by the selling security holders prior to the offering contemplated by this prospectus, the number of shares each selling security holder is offering by this prospectus and the number of shares which each would own beneficially if all such offered shares are sold.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

None of the selling security holders is a registered broker-dealer or an affiliate of a registered broker-dealer.  Each of the selling security holders has acquired his, her or its shares pursuant to a private placement solely for investment and not with a view to or for resale or distribution of such securities.  Of these shares, 960,000 shares were sold on July 5, 2012 at the price of $0.002 per share, 420,000 shares were sold on July 27, 2012 at the price of $0.03 per share, and 33,400 shares at the price of $0.03 per share were sold on August 10, 2012. All these 1,413,400 shares were sold by us pursuant to the exemption from the registration under the Securities Act provided by Regulation S of the Securities Act.  None of the selling security holders are affiliates or controlled by our affiliates and none of the selling security holders are now or were at any time in the past an officer or director of ours or any of any of our predecessors or affiliates.

The percentages below are calculated based on 5,413,400 shares of our common stock issued and outstanding as of April 24, 2013.  We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

Name Of Selling Shareholder	Shares Owned Prior To This Offering	Total Number Of Shares To Be Offered For Selling Shareholders Account	Total Shares to Be Owned Upon Completion Of This Offering	Percentage of Shares owned Upon Completion of This Offering
Nenad Stefanovic	120,000	120,000	0	0
Jelena Markulic	120,000	120,000	0	0
Danijela Obradovic	120,000	120,000	0	0
Predrag Markulic	120,000	120,000	0	0
Nikola Sijan	120,000	120,000	0	0
Milos Suzovic	120,000	120,000	0	0
Predrag Stankovic	120,000	120,000	0	0
Dejan Savic	120,000	30,000	0	0
Mladen Trifunovic	30,000	30,000	0	0
Darko Arsic	30,000	30,000	0	0
Nikola Ristanovic	30,000	30,000	0	0
Aleksandar Ristanovic	30,000	30,000	0	0
Vukasin Bozic	30,000	30,000	0	0
Zoran Njegic	30,000	30,000	0	0
Aleksandar Njegic	30,000	30,000	0	0
Jana Milosavljevic	30,000	30,000	0	0
Vuk Andjelic	30,000	30,000	0	0
Aleksandar Runic	30,000	30,000	0	0
Sonja Lazarevic	30,000	30,000	0	0
Liljana Jovanovic	30,000	30,000	0	0
Milan Cerovac	30,000	30,000	0	0
Olivera Koricanac	30,000	30,000	0	0
Vladislav Opleta	16,700	16,700	0	0
Iryna Stefanchuk	16,700	16,700	0	0

We may require the selling security holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this prospectus.

Plan of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.  There are no arrangements, agreements or understandings with respect to the sale of these securities.

The selling shareholders will sell our shares at $0.04 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.  We determined this offering price arbitrarily.  There is no assurance of when, if ever, our stock will be listed on an exchange or quotation system.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144, when eligible.

If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us.  Such partners may, in turn, distribute such shares as described above.  If these shares being registered for resale are transferred from the named selling shareholders and the new shareholders wish to rely on the prospectus to resell these shares, then we must first file a prospectus supplement naming these individuals as selling shareholders and providing the information required concerning the identity of each selling shareholder and he or her relationship to us.  There is no agreement or understanding between the selling shareholders and any partners with respect to the distribution of the shares being registered for resale pursuant to this registration statement.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock.  The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock.  In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	Not engage in any stabilization activities in connection with our common stock;

2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.

Penny Stock Regulations

Our shares of common stock are subject to the “penny stock” rules of the Securities and Exchange Commission. The Securities and Exchange Commission has  adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which contains:

-	a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

-	a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements;

-	a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;

-	a toll-free telephone number for inquiries on disciplinary actions;

-	a definition of significant terms in the disclosure document or in the conduct of trading penny stocks; and

-	such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation.

-	The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with:

-	bid and offer quotations for the penny stock;

-	the compensation of the broker-dealer and its salesperson in the transaction;

-	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

-	monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Description of Securities

General

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

Common Stock

As of October 31, 2012, there were 5,413,000 shares of our common stock issued and outstanding that are held by 25 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.  A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.  Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

We do not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business.  As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

Options

We have not issued and do not have any outstanding options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, an interest, direct or indirect, in the registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Description of Business

Sedition Films Inc. is a development stage film and television production company based in London. The company was registered in the State of Nevada on May 17, 2011 under the name Renaissance Films Inc. On September 26, 2011 company changed its name to Sedition Films Inc. Since inception we have incorporated the company, prepared a business plan, executed an agreement with Emile Lawrence, we have also raised seed financing, purchased assets and registered a web domain. We are planning to produce documentary films, anywhere from 23 minutes (to fit a 30 minute commercial television slot) to a two part series of 60-minute episodes.

Company has acquired some assets in the form of electronic, filming and lighting equipment as well as a computer.

Sedition Films intends to generate revenue and profit in the following ways:

1) Winning television commissions from public and private broadcasters both in the UK and US. Typically a budget is provided by the broadcaster which pays for the film production and a fee to the company.

2) Selling the films to different territories or channels. In the UK even after a broadcaster has funded the entire film, all rights revert back to the independent producer/production company after two years. This means Sedition Films can then sell the same film on to different channels and countries.

3) Other potential customers may include television broadcasters, online video rental/streaming and the airplane carriers . . These potential customers could pay Sedition Films a fee for the right to play our content over a certain period of time.

Broadcasters

Our plan is to seek British television broadcasters to commission our films. If a broadcaster “commissions” our film this means that it will pay for its production in return for the rights to own the film. In the UK there are two terrestrial stations that actively commission from independent production companies such as ours.

Between them there are over ten separate channels and Sedition Films will be focusing on the five that actively commission documentaries .

These television stations receive program proposals via an online submission form - where a producer outlines the aspects of his proposal such as synopsis, budget, talent attached etc. We will utilize this online submission to submit our proposals.

We currently cannot provide any assurance that we will be able to enter into any agreements with broadcasters.

Increasingly British broadcasters require that the producer organize a portion of the production budget, anywhere between 5 - 50%, and one way of achieving this is by partnering or co-producing with a distribution company. A distribution company can plug the gap in a television budget in exchange for exclusive and/or shared rights to sell the film nationally and/or internationally and in London a producer can shop around for the best deal from a large pool of competing distributors. Currently we do not have any partnerships or co-producing contracts in place.

We may also target US television broadcasters such as the HBO channel.

Our Films

Our plan is to start developing the following films during the next 12 months of operations:

1. Kosovo the Mafia State: An investigative documentary fronted by respected British journalist Neil Clarke, which examines the grisly but lucrative illegal trade in human organs by current Kosovo Prime Minister and ex guerrilla commander, Hashim Thaki.

2. The unstoppable Rise of Tyson Fury: We will follow the fearsome and charismatic, 6 ft 9, Irish/gypsy fighter, Tyson Fury, in his quest to become the heavyweight boxing champion of the world.

We have not yet received any commissions to start developing this two films.

At this point we have made contacts with people in the region who will be crucial to the success of our shoot in Kosovo. We are also at negotiations stage with promotional team of Mr. Fury to secure filming access to his UK fight. Company is negotiating to secure filming access without paying upfront fee.

Company has also been looking to secure ‘attachment’ agreement with Neil Clark. However any contractual agreement with Mr. Clarke or Mr. Fury hasn’t been made to this date. At this point it is hard to predict when any formal engagement will be executed.

An amount of $300.000 for Tyson Fury and $350,000 for Kosovo the Mafia State will be considered for the commissioned production costs for this films.

Marketing

We will rely on the contacts in the film industry of our president to market our films to secure the commission agreements from the broadcasters. We will utilize 5 to 10 minute teaser or pilot to help us sell the proposal. We will develop and use our website to advertise Sedition Films Inc. as a production company, provide updated information about the status of various productions and facilitate contact with interested parties.

Competition

Competition in UK film industry is rated as intense. It is a crowded market place with many more suppliers than there are buyers. While a handful of large and established production companies such as Endemol, Freemantle Media and Tiger Aspect seem to hold a monopoly over the bulk of profitable productions there appear to be hundreds of smaller outfits that specialize in niche programming. Companies like Brassneck Films and Pinch Media are new entrants to the market and produce documentaries and factual entertainment of the size and budget that Sedition Films Inc. may be handling. So it is these types of companies that Sedition Films Inc. could also be competing with. However there are some simple but appearing to be effective measures that our company intends to try employing to improve its chances of competitive success and these are:

1)	Original, bold and slightly provocative program ideas that live up to the company name and identify Sedition Films Inc. from the crowd.

2)
Production of a 5 to 10 minute teaser or pilot to help us sell the proposal in a more dynamic way than words on a page. Additionally a pilot would also provide legal protection to Sedition Films Inc. as it would demonstrate ownership and copyright of the idea.

Copyright

The more detail you have in your proposal the more evidence you have of your copyright. For instance a 10 page breakdown of a proposed television show which details the entire format in a minute by minute basis will be more valuable in court that a more general 1 page proposal. Likewise, a 5-15 minute pilot, which features the actual participants outlined in your proposal as well as demonstrating the narrative ark of your proposal is a very strong demonstration of your copyright.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party to a lawsuit, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us which could cause us to cease operations.

Government Regulations

In UK, the British Board of Film Classification (BBFC), originally British Board of Film Censors, is a independent organization, funded by the film industry and responsible for the national classification of films within the United Kingdom. Its relationship with UK government has been based largely on a gentlemen's understanding: the BBFC keeps its classifications within bounds deemed acceptable to government (with a close eye on public opinion). In return, UK parliament makes no move to set up an official body. BBFC decides which parts of the film have to be cut in order for it to receive lower age classification (generally speaking, lower age classifications means increased viewings and therefore profits). Films classified 18 are rarely cut, and generally only to avoid prosecution under the Obscene Publications Act.  The Obscene Publications Act is UK law which prohibits material which "tends to influence or corrupt persons who are likely to read, see or hear it". The law is generally held to apply to anything which might encourage criminal activity by those watching it, especially if it encourages violence or sexual violence.

Description of property and Results of Operations

Office Space

The Company’s executive office is located in London, England and is located at Suite 1, 37 Netherhall Gardens NW3 5RL. We use approximately 170 square feet of space on a rent-free basis.

Website

Our website will be reasonably straightforward and serve as a platform to advertise Sedition Films Inc. as a production company, providing updated information about the status of various productions and facilitating contact with interested parties. Linked to our Facebook, YouTube and twitter accounts, we hope that the site will eventually (not in first 12 months) also serve as an online store, selling copies of our films. We have bought domain name identification string addressed at: http://www.seditionfilmsinc.com/. Company website is in a development stage.

Contract

On August 6th 2012 Sedition Films Inc. signed an Agreement with Emile Lawrence, the brother of Jesse Lawrence, our sole officer and director. Pursuant to the terms of the agreement,  Emile Lawrence is to provide three songs, 'Black Crows', 'Turbo Serb' and 'Balkan Gangster'  for use in 'Kosovo the Mafia State' for a fee of £1,100 or $1,800. The agreement also gives Sedition Films full rights to exploit the songs in anyway it sees fit through all 'perpetuity' and throughout 'this world' and the 'universe'.

Employees

We are a development stage company and currently have no employees, other than our officer and director. Our sole officer and director, Mr. Jesse Lawrence, currently devotes approximately twenty hours per week to company matters. Pursuant to our plan of business Jesse Lawrence intends to devote as much time as he deems necessary to manage the affairs of the company. We intend to hire additional employees as needed.

Offices

Our offices are located at Ground Floor Suite, 37 Netherhall Gardens, London NW35RL, England, United Kingdom. Our telephone number is (44)-785-909-1084.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

Legal Proceedings

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company. The Company’s property is not the subject of any pending legal proceedings.

Market for Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock.  We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part.  However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As of the date of this registration statement, we have 24 registered shareholders.

Rule 144 Shares

The SEC adopted amendments to Rule 144, which became effective on February 15, 2008 and applies to securities acquired both before and after that date.  Under these amendments, a person who has beneficially owned restricted shares of our common stock for at least six months is entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding the sale and (ii) the issuer is subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Persons who have beneficially owned restricted shares of our common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding the sale, are subject to additional restrictions.  Such person is entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

1% of the total number of securities of the same class then outstanding; or

the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case, that the issuer is subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Such sales must also comply with the manner of sale and notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 1,413,400 shares that may be sold pursuant to Rule 144 if we become subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business; or

2.
our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

We are a development stage corporation and only recently started our operations. We have not generated or realized any revenues from our business operations. Our cash balance is $8,727.62 as of April 24, 2013. Our current cash balance will not be sufficient to fund our operations for the next 12 months and to qualify our minimum cash requirements necessary to fund 12 months of operations . F urthermore we will not receive any proceeds from the sale of the common stock covered by this prospectus . We have been utilizing and may utilize funds from Jesse Lawrence, our sole officer and directly, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. There is no a maximum amount of funds that our President has agreed to advance. Mr. Lawrence has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to achieve our business plan goals, we will need the funding from this offering.

We have never intended and do not intend to be a blank check company. We have a specific business plan and do not intend to engage in any merger, acquisition or business reorganization with any entity. At this stage we have some assets, executed a first contractual agreement and commenced operations.

Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues. If we are unable to obtain additional working capital our business may fail. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by shareholder in our company. We must raise cash to implement our projected plan of operations.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•
comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Plan of Operations

Since inception we have incorporated the company, prepared a business plan, executed an agreement with Emile Lawrence, we have also raised seed financing, purchased assets and registered a web domain.

We will rely on our president’s educational background and work experience in the film industry to develop our business and to service our clients. As our business may expand, we may look to hire additional representatives, experts or consultants. Below are the main steps and milestones the company plans for the following twelve month of operations.

The company has been active in making contacts with individuals related to our plans to produce the films. The milestones set in our twelve month plan we intend to start executing upon the completion of this offering. Each of the milestones listed will carry significant monetary expenditure. We rely on our sole officer and director to produce the financing. If the company succeeds in obtaining the commissions for production of the films we expect to start generating revenue in the twelfth month of our twelve-month plan of operations.

1st Month

1.  Acquaint our director’s film & television contacts with Sedition Films Inc., company director utilizes his industry contacts.
2.  Register and develop company’s Twitter and Facebook accounts and other social media tools.
3.  Update Sedition Films on new broadcasting procedures and sign up for new conferences.
4.  Print business cards - $500

2rd Month

1. Register company with major television broadcasters, log on their databases.
2. Update Sedition Films with new documentary commissioning editors, both in television and independent production and enter into a database.
3. Develop company website - $2,000

3rd Month

1. Link completed company website to twitter and Facebook accounts.
2. Develop further television proposals and scripts, primarily, ‘Kosovo the Mafia State’.

1st Quarter Total - $2,500

4th Month

1.  Development and pre-production of the ‘Kosovo’ project.

5th Month

1.  Search for new office.
2.  Make a tenancy agreement for the office rental.
3.  Equip the office with furniture, communication facilities and electronics. - $1,000

6th Month

1.  Explore the market for additional shooting kit and equipment.
2.  Buy additional shooting kit - $1,600
3.  Office rental $1000

2nd Quarter Total - $3,600

7th Month

1.  Start production of a pilot of, ‘Kosovo the Mafia State’. cost of crew and filming: $1000
2.  Office rental $1000

8th Month

1.  Complete production on pilot of, ‘Kosovo the Mafia State’, cost of crew and filming: $1,000
2.  Office rental $1000

9th Month

1   Purchase Final Cut Pro 10 software - $299
2.  Present, ‘Kosovo the Mafia State’ pilot to broadcasters with view to secure a film commission
3   Office rental $1000

3rd Quarter Total - $5,299

10th Month

1.  Continue to present  ‘Kosovo the Mafia State’ to broadcasters.
2.  Begin writing and researching documentary proposal, “The Unstoppable Rise of “Tyson Fury”
3.  Office rental $1000

11th Month

1.
Negotiate and execute a commission agreement for the production of “Kosovo the Mafia State”. There are no guarantees that we will obtain this commission. If we are not able to secure the commission we will have to seek other means to finance the film. Currently we do not have any other arrangements for this financing.

2.	Office rental $1000

12th Month

1.  Start production of ‘Kosovo the Mafia State’ (if commission secured)
2.  Film “The Unstoppable Rise of Tyson Fury” pilot -$1,000
3.  Office rental $1000

4th Quarter Total - $4,000

Legal and accounting expenses of being public and transfer agent and Edgar fees -$10,000

PROPOSED 12-MONTH EXPENDITURE TOTAL - $25,399

We may need to raise additional financing to cover our budgeted expenses in the next twelve months if we are unable to generate sufficient revenue. If we issue additional equity  securities  to  raise  funds, the ownership percentage of our existing  security holder would be reduced.  New investors may demand rights, preferences or privileges senior to those of existing holders of our common stock.  Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets. The terms of any debt issued could impose restrictions on our operations.  If adequate funds are not available to satisfy either short or long-term capital requirements, our operations and liquidity could be materially adversely affected and we could be forced to cease operations.  At the present time, we do not have any arrangements or agreements from any party of their willingness to loan or invest funds to us the company but will seek funding advances from sources such as our officer and director or from sale of our common stock.

Results of Operations From Inception Through Year Ended April 30, 2012

We earned no revenues from our incorporation on May 17, 2011 to April 30, 2012. We incurred operating expenses in the amount of $2,220 for the period from our inception on May 17, 2011 to October 31, 2012. These operating expenses were comprised of depreciations expenses of $162 miscellaneous expenses $120, studio projects expenses $1,938.

Results of Operations For The Three Months Period Ending October 31, 2012

We earned no revenues for the three month period ending October 31, 2012. We incurred operating expenses in the amount of $3,272 for the three month period to October 31, 2012. These operating expenses were comprised of professional fees of $3,000, depreciation expense of $162, bank service charge of $100 and miscellaneous expense of $10.

Results of Operations For The Period from May 17, 2011 Inception Through October 31, 2012

We earned no revenues from May 17, 2011 inception through October 31, 2012 . In this period we incurred total operating expenses in amount of $5,696. These operating expenses were comprised of professional fees of $3,000, depreciation expense of $432, bank service charges of $100 and miscellaneous expense of $226.

Results of Operations For The Three Months Period Ending January 31, 2013

We earned no revenues for the three month period ending January 31, 2013. We incurred operating expenses in the amount of $2,377 for the three month period to January 31, 2013. These operating expenses were comprised of professional fees of $2,167, depreciation expense of $162, bank service charge of $48. We incurred no miscellaneous expense in this period.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities.  For these reasons, there is substantial doubt that we will be able to continue as a going concern.

Liquidity and capital resources

The current available capital reserves of the Company are not sufficient for the Company to remain operational. As of the date of this registration statement, the current funds available to the Company will not be sufficient to continue maintaining a reporting status. The company’s sole officer and director, Jesse Lawrence, has verbally agreed to loan the company funds to complete the registration process and to maintain a reporting status with the SEC in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the Company; however, there is no contract in place or written agreement securing this agreement. Management believes if the company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the company. As such, any investments previously made would be lost in its entirety.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have implemented our plan of operations. Our only source for cash at this time is from the loans from our sole officer and Director Jesse Lawrence. We must raise cash to implement our strategy and stay in business. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000. We do not believe that we will definitely generate enough revenue to cover costs associated with being a publicly reporting company in the first 12 months. However our sole officer and director has verbally agreed to secure the appropriate funding for each step in our plan.

The Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

Changes In and Disagreements With Accountants

We have had no changes in or disagreements with our accountants.

Available Information

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company.  We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street NE, Washington, D.C. 20549.  D.C. 20549.  Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

Directors, Executive Officer, Promoters and Control Persons

Our executive officer and director and his age as of the date of this prospectus is as follows:

Director:

Executive Officer:
Name of Officer	Age	Office

Jesse Lawrence	37	President, Chief Executive Officer, Secretary, Treasurer, Chief Financial Officer and Chief Accounting Officer and Director

Biographical Information

Set forth is a brief background and business experience of our President during the past five years.

Since the very inception on May 17, 2011 Jesse Lawrence has been our President, Chief Executive Officer, Secretary, Treasurer, Chief Financial Officer.  He was chosen for this position in part because of his extensive work experience within the film industry. His previous practical work and background were closely connected with film making and film production works.

A Chelsea School of Art and University of Miami graduate (2001) Jesse Lawrence has been working as a professional in the film and television industry for the past eight years on a self employed basis.

In television Mr. Lawrence has over 30 Producer/Director documentary credits for terrestrial broadcaster Channel 4 and Satellite broadcaster Marjan Television network.

A Screen International 'Star of Tomorrow', Jesse has worked extensively with the UK Film Council to direct and produce shorts and his feature film debut, romantic comedy The Knot, which stars Mena Suvari (American Beauty) was released in cinemas in October 2012.

Mr. Lawrence has not been a member of the board of directors of any corporations during the last ten years.   During the past ten years, Mr. Lawrence has not been the subject to any of the following events:

1. Any bankruptcy petition filed by or against any business of which Mr. Lawrence was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Lawrence’s involvement in any type of business, securities or banking activities.

4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Term of Office

Our officer and director is appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.

Director Independence

Our board of directors is currently composed of one member, Jesse Lawrence, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exists which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officer by any person for all services rendered in all capacities to us for the fiscal period from our incorporation on May 17th, 2011 to April 30, 2012 (our fiscal year end) and subsequent thereto to the date of this prospectus.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compens- ation ($)	Total ($)
Jesse Lawrence President, CEO, CFO, Secretary, Treasurer, Chief Accounting Officer, and director	2011	None	None	None	None	None	None	None	None

Stock Option Grants

We have not granted any stock options to our executive officer since our inception.

Consulting Agreements

We do not have an employment or consulting agreement with Jesse Lawrence.  We do not pay him for acting as a director or officer.

Security Ownership of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group as at April 24 , 2013. Except as otherwise indicated, all shares are owned directly.

Title of	Name and address	Amount of beneficial	Percent
Class	of beneficial owner	ownership	of class
Common	Jesse Lawrence	4,000,000	73.9%
Stock	President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer,
	Chief Accounting Officer and Director
	Ground Floor Suite, 37 Netherhall Gardens London NW3 5RL,England, United Kingdom

	Officers and directors as a group (1 person)	4,000,000	73.9%

The percent of class is based on 5,413,400 shares of common stock issued and outstanding as of the date of this prospectus.

Certain Relationships and Related Transactions

On October 24, 2011, we issued a total of 4,000,000 shares of restricted common stock to Jesse Lawrence, our sole officer and director in consideration of $4,000.

As of November 19, 2012, Mr. Lawrence advanced us $160. Money is not due on demand and Mr. Lawrence will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Lawrence and Mr. Lawrence will be repaid from revenues of operations when and if we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Mr. Lawrence does not bear interest. There is no written agreement evidencing the advancement of funds by Jesse Lawrence or the repayment of the funds to him. The entire transaction was verbal.

Sedition Films Inc. has signed a contract with Emile Lawrence, the brother of Jesse Lawrence, our sole officer and director.

Disclosure of Commission Position Of Indemnification for Securities Act Liabilities

Our officer and director is indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

Legal Matters

David Lubin & Associates, PLLC, has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus .

Financial Statements

Index to Financial Statements:

SEDITION FILMS INC.

(A DEVELOPMENT STAGE COMPANY)

TABLE OF CONTENTS

APRIL 30, 2012

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Sedition Films, Inc.
London, United Kingdom

We have audited the accompanying balance sheets of Sedition Films, Corp. (a development stage company). as of April 30, 2012, and the related statements of income, stockholders’ equity and comprehensive income, and cash flows for the year  ended April 30, 2012 and for the period May 17, 2011 (inception) to April 30, 2012. Sedition Films, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sedition Films, Inc. (a development stage company) as of April 30, 2012, and the results of its operations and its cash flows for the year ended April 30, 2012 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company is in development stage with limited operations and resources, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ ZBS Group LLP
ZBS Group LLP
Melville, New York
December 6, 2012

115 Broad Hollow Road, Suite 350 Melville, New York 11747
Tel: (516) 394-3344 Fax: (516) 908-7867
www.zmscpas.com

SEDITION FILMS INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
AS OF APRIL 30, 2012

ASSETS
April 30, 2012
Current Assets
Cash and cash equivalents	$946

Total Current Assets	946

Fixed Assets
Furniture and Equipment	1,794
Total Fixed Assets	1,794

Total Assets	$2,740

LIABILITIES AND STOCKHOLDERS’ EQUITY

Stockholders’ Equity
Common stock, par value $0.001; 75,000,000 shares authorized; 4,480,000 shares issued and outstanding	$4,480
Additional paid in capital	480
Deficit accumulated during the development stage	(2,220)
Total Stockholders’ Equity	2,740

Total Liabilities and Stockholders’ Equity	$2,740

See accompanying notes to financial statements.

SEDITION FILMS INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM MAY 17, 2011 (INCEPTION) TO APRIL 30, 2012

For the period from May 17, 2011 (Inception) to April 30, 2012

REVENUES	$0

OPERATING EXPENSES
Depreciation Expenses	162
Miscellaneous Expenses	120
Studio Projects Expenses	1,938

TOTAL OPERATING EXPENSES	2,220

NET LOSS FROM OPERATIONS	(2,220)

PROVISION FOR INCOME TAXES	0

NET LOSS	$(2,220)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	4,480,000

See accompanying notes to financial statements.

SEDITION FILMS INC.
 (A DEVELOPMENT STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ EQUITY
FOR THE PERIOD FROM MAY 17, 2011 (INCEPTION) TO APRIL 30, 2012

	Common Stock		Additional Paid-in	Deficit Accumulated during the Development	Total Stockholders’
	Shares	Amount	Capital	Stage	Equity

Inception, May 17, 2011	-	$-	$-	$-	$-

Shares issued for cash at $0.001 per share on October 14, 2011	4,000,000	4,000	-	-	4,000

Shares issued for cash at $0.002 on April 25, 2012	480,000	480	480		960

Net loss for the year ended April 30, 2012	-	-	-	(2,220)	(2,220)

Balance, April 30, 2012	4,480,000	$4,480	$480	$(2,220)	$2,740

See accompanying notes to financial statements.

SEDITION FILMS INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM MAY 17, 2011 (INCEPTION) TO APRIL 30, 2012

For the period from May 17, 2011 (Inception) to April 30, 2012
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(2,220)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Changes in assets and liabilities:
Increase (decrease) in accrued expenses	0
Depreciation Expense	162
CASH FLOWS USED IN OPERATING ACTIVITIES	(2,058)

CASH FLOWS FROM INVESTING ACTIVITIES
Furniture and Equipment	(1,956)
CASH FLOWS PROVIDED BY INVESTING ACTIVITIES	(1,956)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	4,960
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	4,960

NET INCREASE IN CASH	946
Cash, beginning of period	0
Cash, end of period	$946

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$0
Income taxes paid	$0

See accompanying notes to financial statements.

SEDITION FILMS INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
APRIL 30, 2012

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Sedition Films Inc. was incorporated under the laws of the State of Nevada on May 17, 2011. Sedition Films Inc. is a developing stage company, it is a film and television production company, based in London and registered in the State of Nevada. We are planning to produce documentary films, anywhere from 23 minutes (to fit a 30 minute commercial television slot) to a two part series of 60-minute episodes.

NOTE 2 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Development Stage Company
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of Presentation
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis
The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted an April 30 fiscal year end.

Cash and Cash Equivalents
The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $946 of cash as of April 30, 2012.

Fair Value of Financial Instruments
The Company’s financial instruments consist of cash and cash equivalents and amounts due to shareholder. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes
Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Revenue Recognition
The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Stock-Based Compensation
Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

SEDITION FILMS INC.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
APRIL 30, 2012

NOTE 2 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

Basic Income (Loss) Per Share
Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of April 30, 2012.

Comprehensive Income
The Company has established standards for reporting and display of comprehensive income, its components and accumulated balances.  When applicable, the Company would disclose this information on its Statement of Stockholders’ Equity.  Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Recent Accounting Pronouncements
Sedition Films Inc. does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 3 – PROPERTY AND EQUIPMENT

Property and equipment is recorded at cost and consisted of the following at April 30, 2012:

April 30, 2012
Film equipment	$1,957
Less: Accumulated depreciation	(162)
Property and equipment, net	$1,795

The Company estimated the estimated useful life of the films equipment to be three years.  Depreciation expense was $162 for the three months ended April 30, 2012.

NOTE  4 – COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On October 24, 2011, the Company issued 4,000,000 shares of common stock for cash proceeds of $4,000 at $0.001 per share.

On April 23, 2012, the Company issued 480,000 shares of common stock for cash proceeds of $ 960 at $0.002 per share.

There were 4,480,000 shares of common stock issued and outstanding as of April 30, 2012.

NOTE  5 – COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge.  There is no obligation for the officer to continue this arrangement.  Such costs are immaterial to the financial statements and accordingly are not reflected herein.  The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

SEDITION FILMS INC.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
APRIL 30, 2012

NOTE  6 – INCOME TAXES

As of April 30, 2012, the Company had net operating loss carry forwards of approximately $2,220 that may be available to reduce future years’ taxable income in varying amounts through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following:

April 30, 2012
Federal income tax benefit attributable to:
Current Operations	$755
Less: valuation allowance	(755)
Net provision for Federal income taxes	$0

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

April 30, 2012
Deferred tax asset attributable to:
Net operating loss carryover	$755
Less: valuation allowance	(755)
Net deferred tax asset	$0

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $2,220 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

SEDITION FILMS INC.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
APRIL 30, 2012

NOTE  7 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern.  However, the Company had no revenues as of April 30, 2012.  The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE  8 – SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to April 30, 2012 to date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

SEDITION FILMS INC.

(A DEVELOPMENT STAGE COMPANY)

TABLE OF CONTENTS

JANUARY 31, 2013

Report of Independent Registered Public Accounting Firm

Balance Sheets as of January 31, 2013 and April 30, 2012	F-12

Statements of Operations for the three months ended January 31, 2013 and 2012, nine months ended January 31, 2013, and for the period from May 17, 2011 (Date of Inception) to January 31, 2012 and 2013	F-13

Statements of Cash Flows for the nine months ended January 31, 2013 and from May 17, 2011 (Date of Inception) to January 31, 2013	F-14

Notes to the Financial Statements	F-15 - F-17

SEDITION FILMS INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEETS

ASSETS	January 31, 2013	April 30, 2012
Current Assets
Cash and cash equivalents	$10,244	$946

Total Current Assets	10,244	946

Fixed Assets
Furniture and Equipment	1,309	1,794
Total Fixed Assets	1,309	1,794
Total Assets	$11,553	$2,740

LIABILITIES AND STOCKHOLDERS’ EQUITY
Shareholder’s loan	$160	$0
Total Liabilities	160	0
Stockholders’ Equity
Common stock, par value $0.001; 75,000,000 shares authorized; 5,413,400 and 4,480,000 shares issued and outstanding	5,413	4,480
Additional paid in capital	14,107	480

Deficit accumulated during the development stage	(8,127)	(2,220)
Total Stockholders’ Equity	11,393	2,740

Total Liabilities and Stockholders’ Equity	$11,553	$2,740

SEDITION FILMS INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF OPERATIONS

	Three months ended January 31, 2013	Three months ended January 31, 2012	Nine months ended January 31, 2013	May 17, 2011 (Inception) to January 31, 2012	May 17, 2011 (Inception) to January 31, 2013

REVENUES	$0	$0	$0	$0	$0

OPERATING EXPENSES
Depreciation Expenses	162	-	485	-	648
Bank Service Charges	48	-	148	-	148
Professional Fees	2,167	-	5,167	-	5,167
Miscellaneous Expenses	-	-	107	80	226
Studio Projects	-	1,938	-	1,938	1,938

TOTAL OPERATING EXPENSES	2,377	1,938	5,907	2,018	8,127

NET LOSS FROM OPERATIONS	(2,377)	(1938)	(5,907)	(2,018)	(8,127)

PROVISION FOR INCOME TAXES	0	0	0	0	0

NET LOSS	$(2,377)	$(1938)	$(5,907)	$(2,018)	$(8,127)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)	$(0.00)	$(0.00)	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	5,413,400	4,000,000	5,171,691	-	-

SEDITION FILMS INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CASH FLOWS

	Nine months ended January 31, 2013	May 17, 2011 (Inception) to January 31, 2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(5,907)	$(8,127)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Depreciation Expense	485	485
Changes in assets and liabilities:
Increase (decrease) in accrued expenses	0	0
CASH FLOWS USED IN OPERATING ACTIVITIES	(5,422)	(7,642)

CASH FLOWS FROM INVESTING ACTIVITIES
Furniture and Equipment	-	(1,794)

CASH FLOWS (USED IN) INVESTING ACTIVITIES	-	(1,794)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	14,560	19,520
Loans from director	160	160
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	14,720	19,680

NET INCREASE IN CASH	9,298	10,244
Cash, beginning of period	946	0
Cash, end of period	$10,244	$10,244

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$0	$0
Income taxes paid	$0	$0

SEDITION FILMS INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
JANUARY 31, 2013

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Sedition Films Inc. was incorporated under the laws of the State of Nevada on May 17, 2011. Sedition Films Inc. is a developing stage company, it is a film and television production company, based in London and registered in the State of Nevada. We are planning to produce documentary films, anywhere from 23 minutes (to fit a 30 minute commercial television slot) to a two part series of 60-minute episodes.

NOTE 2 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Development Stage Company
The accompanying financial statements have been prepared in accordance with generally accepted accounting principles related to development stage companies. A development-stage company is one in which planned principal operations have not commenced or if its operations have commenced, there has been no significant revenues there from.

Basis of Presentation
The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Accounting Basis
The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting). The Company has adopted April 30 fiscal year end.

Cash and Cash Equivalents
The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. The Company had $10,244 of cash as of January 31, 2013 and $946 of cash as of April 30, 2012.

Fair Value of Financial Instruments
The Company’s financial instruments consist of cash and cash equivalents and amounts due to shareholder. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes
Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition
The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Stock-Based Compensation
Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

SEDITION FILMS INC.
 (A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
JANUARY 31, 2013

NOTE 2 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (CONTINUED)

Basic Income (Loss) Per Share
Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of January 31, 2013.

Comprehensive Income
The Company has established standards for reporting and display of comprehensive income, its components and accumulated balances. When applicable, the Company would disclose this information on its Statement of Stockholders’ Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Recent Accounting Pronouncements
Sedition Films Inc. does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 3 – COMMON STOCK

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On October 24, 2011, the Company issued 4,000,000 shares of common stock for cash proceeds of $4,000 at $0.001 per share.

On April 25, 2012, the Company issued 480,000 shares of common stock for cash proceeds of $ 960 at $0.002 per share.

On July 5, 2012, the Company issued 480,000 shares of common stock for cash proceeds of $ 960 at $ 0.002 per share.

On July 27, 2012, the Company issued 420,000 shares of common stock for cash proceeds of $ 12,600 at $ 0.03 per share.

On August 10, 2012, the Company issued 33,400 shares of common stock for cash proceeds of $ 1,000 at $ 0.03 per share.

There were 5,413,400 shares of common stock issued and outstanding as of January 31, 2013.

NOTE 4 – COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge. There is no obligation for the officer to continue this arrangement. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

SEDITION FILMS INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
JANUARY 31, 2013

NOTE 5 – INCOME TAXES

As of January 31, 2013, the Company had net operating loss carry forwards of approximately $8,127 that may be available to reduce future years’ taxable income in varying amounts through 2031. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following:

January 31, 2013
Federal income tax benefit attributable to:
Current Operations	$2,763
Less: valuation allowance	(2,763)
Net provision for Federal income taxes	$0

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

January 31, 2013
Deferred tax asset attributable to:
Net operating loss carryover	$2,763
Less: valuation allowance	(2,763)
Net deferred tax asset	$0

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $8,127 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

NOTE 6 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern. However, the Company had no revenues as of January 31, 2013. The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 7 – SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to January 31, 2013 to date these financial statements were issued, and has determined that it does not have any material subsequent events to disclose in these financial statements.

Part II

Information Not Required In The Prospectus

Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee	$7.89
Transfer Agent Fees	$2,000
Accounting fees and expenses	$3,750
Legal fees and expenses	$3,500
Edgar filing fees	$400

Total	$9,657.89

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above.  No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or other costs of sale.

Indemnification of Directors and Officers

Our officer and director is indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation; that is not the case with our articles of incorporation.  Excepted from that immunity are:

(1)	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2)	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3)	a transaction from which the director derived an improper personal profit; and

(4)	willful misconduct.

Our bylaws provide that we will indemnify our directors and officer to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officer; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)	such indemnification is expressly required to be made by law;

(2)	the proceeding was authorized by our Board of Directors;

(3)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)	such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request.  This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Recent Sales of Unregistered Securities

We issued 4,000,000 shares of our common stock to Jesse Lawrence on October 24, 2011. Mr. Lawrence is our President, Chief Executive Officer, Treasurer, Secretary and our director. He acquired these 4,000,000 shares at a price of $0.001 per share for total proceeds to us of $4,000.00.

These shares were issued pursuant to Regulation S of the Securities Act of 1933 (the "Securities Act").

We issued 4,000,000 shares of our common stock at a price of $0.001 per share to the following purchaser on October 24, 2011:

Name of Subscriber	Number of Shares
Jesse Lawrence	4,000,000

The total amount received was $4,000.00 We completed this offering pursuant to Regulation S of the Securities Act.

We completed an offering of 960,000 shares of our common stock at a price of $0.002 per share to the following 8 purchasers on July 5, 2012:

Name of Subscriber	Number of Shares
Nenad Stefanovic	120,000
Jelena Markulic	120,000
Danijela Obradovic	120,000
Predrag Markulic	120,000
Nikola Sijan	120,000
Milos Suzovic	120,000
Predrag Stankovic	120,000
Dejan Savic	120,000

The total amount received from this offering was $1,920.  We completed this offering pursuant to Regulation S of the Securities Act.

We completed an offering of 420,000 shares of our common stock at a price of $0.03 per share to the following 18 purchasers in July 27, 2012:

Name of Subscriber	Number of Shares
Mladen Trifunovic	30,000
Darko Arsic	30,000
Nikola Ristanovic	30,000
Aleksandar Ristanovic	30,000
Vukasin Bozic	30,000
Zoran Njegic	30,000
Aleksandar Njegic	30,000
Jana Milosavljevic	30,000
Vuk Andjelic	30,000
Aleksandar Runic	30,000
Sonja Lazarevic	30,000
Ljiljana Jovanovic	30,000
Milan Cerovac	30,000
Olivera Koricanac	30,000

The total amount received from this offering was $12,600.  We completed this offering pursuant to Regulation S of the Securities Act.

We completed an offering of 33,400 shares of our common stock at a price of $0.03 per share to the following 2 purchasers in August 2012:

Name of Subscriber	Number of Shares
Vladislav Opleta	16,700
Iryna Stefanchuk	16,700

The total amount received from this offering was $1000. We completed this offering pursuant to Regulation S of the Securities Act.

Regulation S Compliance

Each offer or sale was made in an offshore transaction;

We did not make any directed selling efforts in the United States.  We also did not engage any distributors, any respective affiliates, nor did any other person on our behalf to make direct selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certifies that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act of 1933;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Securities Act of 1933; and

We are required, either by contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration.

Exhibits

Exhibit
Number	Description

3.1	Articles of Incorporation , as amended
3.2	By-Laws
5.1	Legal opinion of David Lubin & Associates, PLLC
10.1	Agreement with Emile Lawrence dated August 6, 2012
23.1	Consent of Certified Public Accountants
24.1	Consent of David Lubin & Associates, PLLC (included in Exhibit 5.1)

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; Notwithstanding the forgoing, any increase or decrease in Volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b)if, in the aggregate, the changes in the volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(c)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.
That, for the purpose of determining any liability under the Securities Act,each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to officers, directors, and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted our director, officer, or other controlling person in connection with the securities registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We will then be governed by the final adjudication of such issue.

5.
Each prospectus filed pursuant to Rule 424(b) as part of a Registration statement relating to an offering, other than registration statements relying on Rule 430(B) or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by referenced into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of London, State of England, on April 24 , 2013.

Sedition Films Inc

By:	/s/ Jesse Lawrence
Jesse Lawrence
President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer (principal executive officer and principal financial and accounting officer)and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	CAPACITY IN WHICH SIGNED	DATE

/s/ Jesse Lawrence	President, Chief Executive	April 24, 2013
Jesse Lawrence	Officer, Chief Financial Officer Secretary, Treasurer and Director
(principal executive officer and principal financial and accounting officer)

Exhibit Index

Exhibits

Exhibit
Number	Description

3.1	Articles of Incorporation , as amended
3.2	By-Laws
5.1	Legal opinion of David Lubin & Associates, PLLC
10.1	Agreement with Emile Lawrence dated August 6, 2012
23.1	Consent of Certified Public Accountants
24.1	Consent of David Lubin & Associates, PLLC (included in Exhibit 5.1)